                                                     EXHIBIT 4(i)

                  INSITUFORM MID-AMERICA, INC.

                        STOCK OPTION PLAN

                (AMENDED AS OF OCTOBER 25, 1995)*

1.        PURPOSE OF THE PLAN.
          -------------------

          1.1 The Insituform Mid-America, Inc. Stock Option Plan (herein called the Plan) of Insituform Technologies, Inc., a Delaware corporation (herein called the "Company") and its subsidiaries is designed and intended (a) to encourage ownership of the Company's common stock by employees of the Company and its subsidiaries, and to provide additional incentive for them to promote the success of the business of the Company, and (b) to be helpful as a further incentive in attracting personnel to enter the employ of the Company and its subsidiaries. It is expected that the added interest of the participating employees under this Plan, and their proprietary attitude toward the Company resulting from their investment in the Company's common stock, will promote the future growth, development and continued success of the Company.

          1.2 As used in the Plan, "subsidiaries" of the Company shall include any "subsidiary corporation" as defined in Section
425(f) of the Internal Revenue Code of 1954, as amended.

          1.3 As used in the Plan, "employee" shall include officers and shall be an individual who has an "employment relationship" with the Company or one or more of its subsidiaries as defined in Section 1.421-7(h) of the Income Tax Regulations. In addition, for purposes of the Plan the term "employee" shall include a director of the Company who is not otherwise an employee, and such person's tenure as a director shall be treated as his or her term of employment, provided, however, that such persons may not be granted Incentive Stock Options pursuant to the Plan.

2.        STOCK SUBJECT TO THE PLAN.
          -------------------------

          One Million (1,000,000) shares of the Class A Common Stock, $.O1 par value, of the Company shall be reserved for issue upon the exercise of options granted under the Plan. Such shares may, as the Board of Directors in its sole discretion from time to time determine, include whole or fractional shares. In the event an option is exercised, the Company may use authorized but unissued shares or shares held in treasury in lieu thereof. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for the purposes of the Plan.

----------------
* as modified pursuant to Agreement and Plan of Merger dated as of May 23, 1995 among Insituform Technologies, Inc., ITI
     Acquisition Corp. and Insituform Mid-America, Inc.

3.        ADMINISTRATION OF THE PLAN.
          --------------------------

          3.1 The Plan shall be administered by the Compensation Committee of the Company (herein called the "Committee") consisting of not less than three members of the Board of Directors of the Company, who may also be officers of the Company or any of its subsidiaries. No person while serving as a member of the Committee shall be eligible to receive an option under the Plan, and no person who has ever received an option under the Plan shall be eligible to be a member of the Committee.

          3.2 The Committee shall be appointed by the Board of Directors of the Company. The Board of Directors of the Company may, within the limits herein provided, from time to time in its discretion, fix and change the numbers of members of the Committee, remove members of the Committee, appoint members of the Committee in substitution for or in addition to members previously appointed, and fill vacancies however caused in the Committee.

          3.3 The Committee shall select one of its members as its chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, but all action of the Committee shall be taken by a majority of its members. Any action, decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been done or made by a vote of a majority of the members at a meeting duly called and held. The Committee may appoint a secretary, and shall keep minutes of its meetings and actions, and shall make such rules and regulations for the conduct of the business of the Committee as it deems advisable. The secretary may be, but not need be, an employee of the Company or a subsidiary. Serving as secretary of the Committee shall not disqualify an employee from receiving an option under the Plan provided such person does not participate in the determination of individuals to whom options shall be granted.

          3.4 Subject to the express provision of the Plan, the Committee shall have plenary authority, in its sole discretion, to determine the individuals to whom options shall be granted, the number of shares subject to each option, and the time or times at which options shall be granted. Subject to the express provisions of the Plan, the Committee shall also have plenary authority, in its discretion, to construe and interpret the Plan, to make determinations in administration of the Plan, to make, amend and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of the respective stock option agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the Plan. The Committee's actions and determinations on matters referred to in this section shall be conclusive on all persons whomsoever. No act or failure to act on the part of the Committee, or on the part of any member thereof, shall result in any liability whatsoever if taken in good faith.

4.        TYPE OF OPTION GRANTED BY THE PLAN.
          ----------------------------------

          The Committee shall have authority to grant options which qualify as Incentive Stock Options as defined in Section 422A of the Internal Revenue Code of 1954, as amended and to grant options which do not qualify as Incentive Stock Options provided, however, such non-Incentive Stock Options must be identified as such in the terms of the grant. Paragraphs 5, 6, 7, 9, 10 and 11 shall apply to an option which is not an Incentive Stock Option only to the extent determined by the Committee.

5.        ELIGIBILITY TO RECEIVE OPTIONS UNDER THE PLAN.
          ---------------------------------------------

          5.1 Options May be granted under the Plan to all employees of the Company or of any of its subsidiaries. No option may be granted under the Plan to any person who immediately before such option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries. For the purpose of the preceding sentence, the employee shall be deemed to own stock which is owned by the employee's siblings, spouse, ancestors and lineal descendants. An employee who has been granted an option under the Plan may be granted an additional option or options hereunder at any time, if otherwise eligible under the provisions of the Plan. An option may be granted to an individual upon the condition that such individual will become an employee of the Company or any of its subsidiaries, provided however, that such a conditional option shall be deemed to be granted only on the date such individual becomes an employee.

          5.2 In making a determination as to persons to whom options shall be granted under the Plan, and the number of shares to be covered by such options, the Committee shall take into consideration the nature of the services rendered or to be rendered by the employee, the employee's present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Any and all determinations made by the Committee pursuant to this section shall be binding upon all persons whomsoever, and no employee eligible to receive an option under the Plan shall have any legal right to complain as to any determination which shall be made by the Committee hereunder as to him.

          5.3 Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan in connection with (a) the employment of any person,
(b) the acquisition of any corporation, firm or association, or the business or assets thereof, including options granted to employees thereof who become employees of the Company or a subsidiary, or (c) other proper corporate purposes.

6.        OPTION PRICE.
          ------------

          6.1 The purchase price of the stock subject to each option granted hereunder shall be equal to at least 100% of the fair market value of the stock at the time of the grant of the option. In no event shall said purchase price per share be less than the par value of such stock subject to the option.

          6.2 The Committee shall adopt criteria for the determination of the fair market value of stock subject to any option granted pursuant to this Plan.

7.        TERM OF OPTIONS.
          ---------------

          7.1 The term of each option granted pursuant to the Plan shall be not more than ten (10) years from the date of granting thereof. Within such ten year limit, options will be exercisable only at such time or times, subject to the restrictions of paragraphs 10, 11 and 14, and any other restrictions and conditions, as the Committee shall in each instance approve, which need not be uniform for all individuals to whom options are granted.

          7.2 Except as provided in paragraphs 10, 11 and 12, no option may be exercised at any time unless the optionee is then an employee of the Company or a subsidiary and has been so employed continuously since the granting of the option.

8.        DATE OF GRANT OF OPTION.
          -----------------------

          The grant of an option under the Plan shall take place on or as of the date the Committee grants an employee a particular option; provided, however, that if the resolution or other written determination of the Committee specifies that an option is to be granted as of and at some future date, the date of grant shall be such future date.

9.        OPTION AMOUNT.
          -------------

          9.1 Prior to January 1, 1987, the aggregate fair market value (determined as of the time the option is granted) of the stock for which an employee may be granted Incentive Stock Options in any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000 plus any Unused Limit Carryover as defined in Section 422A of the Internal Revenue Code of 1954, as amended.

          9.2 After December 31, 1986, no employee may be granted an Incentive Stock Option that is first exercisable during any calendar year to the extent the aggregate fair market value of the stock subject to all Incentive Stock Options granted to such employee that are first exercisable during such calendar year exceeds $100,000 (such value determined on the date of each respective grant).

10.       EXERCISE OF OPTION.
          ------------------

          10.1 Except as provided in paragraphs 11 and 14 and unless otherwise provided in the terms under which the Committee granted the option, each option shall be exercisable in whole or in part at any time and from time to time during the terms of the option.

          10.2 To the extent that the right to purchase shares under an option granted under the Plan is exercisable, the right may be exercised from time to time by written notice to the Company stating the number and identity of shares with respect to which the option is being exercised, accompanied by payment either (i) in cash, (ii) in the discretion of the Committee, by tender to the Company of shares of the common stock of the Company, owned by the optionee and registered in the optionee's name, having a fair market value equal to the cash exercise price of the option being exercised, or (iii) in the discretion of the Committee, by any combination of (i) and (ii) hereof. The fair market value of stock tendered as payment shall be determined according to the criteria for determining fair market value adopted by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

          10.3 The holder of an option may, instead of exercising an option as provided in paragraph 10.2, request that the Committee authorize the payment to the holder of the difference between the fair market value of part or all of the stock which is the subject of the option and the exercise price of the option, such difference to be determined as of the date the Committee receives the request from the holder. The Committee in its sole discretion may grant such a request from the holder with respect to part or all of the shares of stock as to which the option is then exercisable and, to the extent granted, shall direct the Company to make payment to the holder either in cash or in common stock of the Company or in any combination thereof, provided, however, that any common stock of the Company shall be distributed based upon its fair market value as of the date the Committee received the request from the holder. An option shall be deemed to have been exercised and shall be cancelled to the extent that the Committee grants a request pursuant to this paragraph.

          10.4 The proceeds of sale of stock subject to an option shall be added to (a) the capital stock account of the Company to the extent of the par value of the shares and (b) the excess to the account reflecting capital in excess of par. In the case of payments made in shares of common stock of the Company, such shares evidencing payment shall be added to the common stock of the Company, held in its treasury and used for corporate purposes as the Board of Directors shall determine, with appropriate credits to the capital stock accounts of the Company.

          10.5 After the exercise of an option, as above provided, the Company shall within a reasonable time deliver to the person exercising the option a certificate or certificates issued in the name of the person who exercised the option and such additional name, or names, if any, as may be requested (subject to the general policy of the Company as to registration of shares), for the appropriate number of shares, without liability of the person exercising the option for any transfer or issue tax, state of Federal, then payable. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable, as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

          10.6 An optionee under an option granted under the Plan shall have no rights as a shareholder with respect to any shares covered by an option except to the extent that one or more certificates for shares shall have been delivered to him upon due exercise of an option as above provided.

          10.7 Unless provided otherwise by its express terms, an option granted under the Plan, including the exercise of the right to request payment in lieu of exercise of the option pursuant to paragraph 10.3, shall be nontransferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code of 1986, as amended, or in Title I of the Employment Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionees lifetime only by the optionee or a transferee permitted pursuant to this paragraph 10.7, unless the optionee or transferee is under legal disability, in which case it may be exercised by the optionee's or transferee's duly appointed legal representative.

11.       TERMINATION OF EMPLOYMENT.
          -------------------------

          11.1 If an optionee under an option granted under the Plan ceases to be an employee of the Company or a subsidiary for any reason other than the death of the employee, all of the optionee's options under the Plan (including options transferred in accordance with paragraph 10.7 thereof) shall expire three months after the optionee ceases to be an employee (or, if the optionee becomes disabled within the meaning of Section 1O5(d)(4) of the Internal Revenue Code, such options shall expire twelve months after the termination of the optionee's employment on account of such disability) as to all shares for which they have not theretofore been exercised, and during such three-month (or twelve-month) period an option shall be exercisable only as to those shares with respect to which it had become exercisable, under the provisions of the particular option, on the date of termination of employment; provided, however, that if the termination of employment is (a) for a cause, (b} voluntary on the part of the employee and without the written consent of the Company, or a subsidiary, or (c) is in violation of any employment contract with the Company or a subsidiary, then all options granted to such person under the Plan (including options transferred in accordance with paragraph 10.7 hereof) shall terminate and expire concurrently with the termination of the optionee's employment and shall not thereafter be exercisable to any extent; provided further however, that no option may be exercised after the expiration date specified for the particular option.

          11.2 The transfer of an employee from one corporation to another among the Company and its subsidiaries, leave of absence (as described in Section 1.421-7(h)(2) of the Income Tax Regulations) with the written consent of the Company or a subsidiary, or retirement at or after the normal retirement date defined in the retirement plan of the Company, shall not be a termination of employment for the purposes of the Plan.

12.       DEATH OF OPTIONEE.
          -----------------

          If an optionee under an option granted under the Plan dies while an employee of the Company or a subsidiary, or dies within three months after the termination of such employment, the shares which the optionee was entitled to purchase on the date of the optionee's death under an option or options under the Plan may be purchased under the option or options at any time after the optionee's death by the person or persons to whom said rights under the option or options shall have passed (including transferees permitted pursuant to paragraph 10.7 hereof) provided however, that no option may be exercised after the earlier of (a) eighteen (18) months after the original optionee's death or (b) the expiration date specified for the particular option.

13.       EFFECT OF MERGER, CHANGE IN CAPITALIZATION, ETC.
          ------------------------------------------------

          13.1 In the event of any reclassification or increase or decrease in the number of the issued shares of common stock of the Company by reason of the payment of a stock dividend, a split-up or consolidation of shares, a recapitalization, a combination or exchange of shares or any like capital adjustment, then (a) the aggregate number, and the class, or shares reserved under the Plan shall be a though the shares reserved had been outstanding prior to any adjustment as aforesaid, and (b) as to any outstanding unexercised options theretofore granted under the Plan, there shall be a corresponding adjustment as to the class and number of shares covered by each option, and as to the purchase price under each option, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event without change in the total purchase price applicable to said option.

          13.2 In the event the Company shall approve a plan of reorganization or of merger into or consolidation with any other corporation, and appropriate provision is made for the resulting corporation's assumption of the Plan under terms whereby unexercised portion of each option then outstanding under the Plan shall thereafter apply to such number and kind of securities as would have been issuable by reason of such reorganization, merger or consolidation, to a holder of the number of shares which were subject to the option immediately prior to such reorganization, merger or consolidation, without change in the total purchase price applicable to said option, then such options shall continue under the Plan.

          13.3 In the event the Company shall approve a plan of reorganization or of merger into or consolidation with any other corporation, and appropriate provision is not made for the assumption of the Plan by the resulting corporation as above provided in paragraph 13.2, or in the event the Company shall approve a plan of dissolution, liquidation or sale of substantially all of its assets, then in any such event, the unexercised portion of each option then outstanding under the Plan shall terminate as of a date fixed by the Committee and approved by the Board of Directors of the Company upon not less than thirty days written notice to each optionee; provided however, that any such option shall be accelerated and may be exercised in whole or in part before the termination date fixed as aforesaid without regard to any installment provisions thereof; provided further however, that such termination date shall be fixed as a date on or before the effective date of such reorganization, merger, consolidation, dissolution, liquidation or sale.

          13.4 In the event the Company shall issue additional capital stock of any class for cash or other consideration, there shall be no adjustment in the number of shares covered by the outstanding options under the Plan, and no adjustment in the purchase price under such options.

14.       SUCCESSIVE OPTION GRANTS.
          ------------------------

          Successive option grants may be made to any holder of options under the Plan but each Incentive Stock Option granted under this Plan by its terms shall provide that it may not be exercised by the holder thereof while there is outstanding any Incentive Stock Option as defined in Section 422A of the Internal Revenue Code of 1954, as amended, granted at an earlier date, under this Plan or otherwise, to such holder to purchase shares of the Common Stock of the Company. For the purpose of this paragraph, an Incentive Stock Option shall be deemed to be outstanding until such option is exercised in full or expires by reason of lapse of time.

15.       TERMINATION AND AMENDMENT OF THE PLAN.
          -------------------------------------

          15.1 This Plan shall terminate on November 30, 1997, and no option shall be granted hereunder after said date, but such termination shall not affect any option theretofore granted. The Board of Directors of the Company may suspend, discontinue or terminate the Plan at any time, and may from time to time make such changes in and additions to the Plan as the Board of Directors shall deem advisable; provided, however, that the Board of Directors may not, without approval by the shareholders of the Company, change (a) the maximum number of shares for which options may be granted under the Plan, (b) the minimum option price, (c) the maximum periods during which options may be granted or exercised, or (d) the provisions relating to the eligibility of employees to whom options may be granted and to the eligibility of members of the Committee.

          15.2 Subject to other provisions of the Plan, no termination or amendment of the Plan may, without the consent of the optionee under an option then outstanding, terminate such option or materially or adversely affect the rights of the optionee thereunder.

16.       SHAREHOLDER APPROVAL.
          --------------------

          No option granted under this Plan may be exercised in whole or in part until this Plan is approved by the shareholders holding a majority of the outstanding shares of the Company, which approval must occur within the twelve month period after the date the Plan is adopted by the Board of Directors of the Company. In the event such shareholder approval is not forthcoming within the time specified, this Plan and any options granted pursuant to it shall be null and void.

17.       AMENDMENTS TO INTERNAL REVENUE CODE OR REGULATIONS.
          --------------------------------------------------

          Any reference in this Plan to a section of the Internal Revenue Code or a section of the Income Tax Regulations shall include any amendments thereto and shall include such additional sections of the Code or Regulations into which the substance of the cited sections shall be incorporated.



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